Exhibit 99.1

NextNRG Terminates At-the-Market Sales Agreement

Miami, FL, January 23, 2026 (GLOBE NEWSWIRE) -- NextNRG, Inc. (NASDAQ:NXXT), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered (the “Company” or “NextNRG”), today announced that it has terminated its At the Market Sales Agreement, as amended, with ThinkEquity LLC, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC (the “ATM Agreement”). The termination was effective as of January 17, 2026.

The ATM Agreement provided for the potential issuance and sale of shares pursuant to an at-the-market offering. The Company has no immediate plans to effectuate another at-the-market offering in the near future.

NextNRG remains focused on executing its core business strategy and is prioritizing the pursuit of value-add strategic investors that can support long-term growth, operational expansion, and the development of its integrated energy solutions platform.

The Company believes this approach aligns its capital strategy with its broader objective of building durable enterprise value, while advancing its commercial and infrastructure initiatives.

About NextNRG, Inc.

NextNRG Inc. is Powering What’s Next by integrating artificial intelligence (AI) and machine learning (ML) into utility infrastructure, battery storage, wireless EV in-motion charging, renewable energy and mobile fuel delivery, to create a unified platform for modern energy management.

At the core of its strategy is the Next Utility Operating System®, which uses AI to optimize both new and existing infrastructure across microgrids, utilities, and fleet operations. NextNRG’s smart microgrids serve commercial, healthcare, educational, tribal, and government sites delivering cost savings, reliability, and decarbonization. The company also operates one of the nation’s largest on-demand fueling fleets and is advancing wireless charging to support fleet electrification.

To learn more, visit www.nextnrg.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com